EXHIBIT 99.1

CERTIFICATION

(Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

              Each of the undersigned hereby certifies in his capacity as an officer of Monarch Community Bancorp, Inc. (the "Registrant") that the Annual Report of the Registrant on Form 10-KSB for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	March 19, 2003	By:	/s/ John R. Schroll John R. Schroll, President and Chief Executive Officer (Principal Executive Officer)

Date:	March 19, 2003	By:	/s/ William C. Kurtz William C. Kurtz, Senior Vice President and Chief Financial Officer (Principal Accounting Officer)